As filed with the Securities and Exchange Commission on April 12, 2002
                                                 Registration No. 333-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              -----------------
                              HALLIBURTON COMPANY
           (Exact name of registrant as specified in its charter)

           Delaware                                     75-2677995
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)
                              3600 Lincoln Plaza
                            500 North Akard Street
                           Dallas, Texas 75201-3391
        (Address of principal executive offices, including zip code)

                             --------------------
                   Halliburton Retirement and Savings Plan
           (formerly Halliburton Profit Sharing and Savings Plan)
          Brown & Root, Inc. Employees' Retirement and Savings Plan

                           Halliburton Savings Plan
                           (Full title of the plans)

                             --------------------

                              Lester L. Coleman
                   Executive Vice President and General Counsel
                               Halliburton Company
                               3600 Lincoln Plaza
                              500 North Akard Street
                             Dallas, Texas 75201-3391
                      (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                        Proposed maximum       Proposed maximum
     Title of securities            Amount to be         offering price       aggregate offering        Amount of
       to be registered            registered(1)          per share(2)             price(2)         registration fee
------------------------------- --------------------- --------------------- ----------------------- ------------------
Common Stock, $2.50 par value    15,000,000 shares          $16.555             $248,325,000          $22,845.90
(including preferred
stock purchase rights)(3)
======================================================================================================================

(1) The offer and sale of a total of 1,000,000 shares of Common Stock pursuant to the terms of the Halliburton Retirement and Savings Plan (formerly the Halliburton Profit Sharing and Savings Plan) and the Brown & Root, Inc. Employees' Retirement and Savings Plan was
       previously registered on a Registration Statement on Form S-8 (Registration No. 333-83223). The offer and sale of a total of 100,000 shares of Common Stock pursuant to the Halliburton Savings Plan was previously registered on a Registration Statement on Form S-8 (Registration No. 333-55747).
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the high and low prices reported on the New York Stock Exchange on April 5, 2002.
(3) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests in the plans named above.

                                EXPLANATORY NOTE

         The assets of the Halliburton Retirement and Savings Plan (the "R&S Plan"), the Brown & Root, Inc. Employees' Retirement and Savings Plan (the "B&R Plan") and the Halliburton Savings Plan (the "Savings Plan" and, together with the R&S Plan and B&R Plan, the "Plans") are held in the Halliburton Company Employee Benefit Master Trust (the "Master Trust").

         The assets of the Master Trust are segregated into eleven funds in which the Plans may participate. One of the investment funds invests primarily in the common stock of Halliburton Company (the "Registrant"). The combination of the Plans' assets is only for investment purposes, and each Plan continues to be operated under its current plan document. All investments of the Master Trust are held by State Street Bank and Trust Company, as trustee of the Master Trust and as trustee of each of the Plans.

                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Registrant, the R&S Plan, the B&R Plan or the Savings Plan are incorporated herein by reference and made a part hereof:

            (a) the Registrant's Form 8-B filed with the Commission on December 12, 1996;

            (b) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

            (c) the Registrant's Current Reports on Form 8-K filed with the Commission on January 4, 2002; January 8, 2002; January 28, 2002(2); February 1, 2002; February 13, 2002; February 15, 2002
                 (2);  February 27, 2002;  March 14, 2002;  and  March 21, 2002;

            (d) the R&S Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

            (e) the B&R Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000; and

            (f) the Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

         All documents filed by the Registrant or any of the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

         The consolidated financial statements included in the Registrant's Annual Report on Form 10-K incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article X of the Registrant's Restated Certificate of Incorporation together with Section 47 of its By-Laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Registrant or is a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant's Restated Certificate of Incorporation and By-Laws were adopted or as may be thereafter amended. Section 47 of the Registrant's By-Laws and Article X of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

         Section 47 of the By-Laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XV of the Registrant's Restated Certificate of Incorporation contains such a provision.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

          4.1 - Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on July 23, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 1-03492)).

          4.2 - By-Laws of the Registrant revised effective May 16, 2000 (incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 1-03492)).

          4.3 - Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492)).

         23.1     - Consent of Arthur Andersen LLP.

         24.1     - Powers of Attorney for the following directors:

                         Lord Clitheroe
                         Robert L. Crandall
                         Kenneth T. Derr
                         Charles J. DiBona
                         Lawrence S. Eagleburger
                         W. R. Howell
                         Ray L. Hunt
                         Aylwin B. Lewis
                         J. Landis Martin
                         Jay A. Precourt
                         Debra L. Reed
                         C. J. Silas

         The Registrant will submit or has submitted the Plans and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes thereto required by the IRS in order to qualify the Plans.

                                 UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3)   to remove  from  registration   by  means  of  a   post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of April, 2002.

                                       HALLIBURTON COMPANY

                                       By: /s/David J. Lesar
                                          --------------------------------------
                                              David J. Lesar
                                              Chairman of the Board, President
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of April, 2002.

             Signature                                                  Title
   /s/ David J. Lesar
---------------------------------------------
   David J. Lesar                                              Chairman of the Board, President, Chief Executive
                                                               Officer and Director (Principal Executive Officer)

    /s/ Douglas L. Foshee
---------------------------------------------
    Douglas L. Foshee                                          Executive Vice President  and Chief Financial
                                                               Officer (Principal Financial Officer)

    /s/ R. Charles Muchmore, Jr.
---------------------------------------------
    R. Charles Muchmore, Jr.                                   Vice President and Controller
                                                               (Principal Accounting Officer)

*   Lord Clitheroe
---------------------------------------------
    Lord Clitheroe                                             Director

*   Robert L. Crandall
---------------------------------------------
    Robert L. Crandall                                         Director

*   Kenneth T. Derr
---------------------------------------------
    Kenneth T. Derr                                            Director

*   Charles J. DiBona
---------------------------------------------
    Charles J. DiBona                                          Director

*   Lawrence S. Eagleburger
---------------------------------------------
    Lawrence S. Eagleburger                                    Director

*   W.R. Howell
---------------------------------------------
    W.R. Howell                                                Director

*   Ray L. Hunt
---------------------------------------------
    Ray L. Hunt                                                Director

*   Aylwin B. Lewis
---------------------------------------------
    Aylwin B. Lewis                                            Director


                                   II-5


             Signature                                                  Title

*   J. Landis Martin
---------------------------------------------
    J. Landis Martin                                           Director

*   Jay A. Precourt
---------------------------------------------
    Jay A. Precourt                                            Director

*   Debra L. Reed
---------------------------------------------
    Debra L. Reed                                              Director

*   C. J. Silas
---------------------------------------------
    C. J. Silas                                                Director

*   By:  /s/ Susan S. Keith
         ------------------------------------
             Susan S. Keith
             Pursuant to Power of Attorney


         Pursuant to the requirements of the Securities Act of 1933, the R&S Plan, the B&R Plan and the Savings Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of April, 2002.

                                       HALLIBURTON RETIREMENT AND
                                       SAVINGS PLAN


                                       By: /s/  Margaret E. Carriere
                                          --------------------------------------
                                                Margaret E. Carriere
                                                Chairperson of the Halliburton
                                                Company Benefits Committee


                                       BROWN & ROOT, INC. EMPLOYEES'
                                       RETIREMENT AND SAVINGS PLAN


                                       By: /s/  Margaret E. Carriere
                                          --------------------------------------
                                                Margaret E. Carriere
                                                Chairperson of the Halliburton
                                                Company Benefits Committee


                                       HALLIBURTON SAVINGS PLAN


                                       By: /s/  Margaret E. Carriere
                                          --------------------------------------
                                                Margaret E. Carriere
                                                Chairperson of the Halliburton
                                                Company Benefits Committee

                              EXHIBIT INDEX

Exhibit
Number                            Description

    4.1 Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on July 23, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 1-03492)).

    4.2 By-Laws of the Registrant revised effective May 16, 2000 (incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 1-03492)).

    4.3 Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's
              Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492)).

    23.1      Consent of Arthur Andersen LLP.

    24.1      Powers of Attorney for the following directors:

                   Lord Clitheroe
                   Robert L. Crandall
                   Kenneth T. Derr
                   Charles J. DiBona
                   Lawrence S. Eagleburger
                   W. R. Howell
                   Ray L. Hunt
                   Aylwin B. Lewis
                   J. Landis Martin
                   Jay A. Precourt
                   Debra L. Reed
                   C. J. Silas